UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) - February 26, 2007

TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE	333-91935	75-2851358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 N. Akard Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This report is being filed pursuant to Section 3.07(h) of the Indenture dated as of August 21, 2003 between TXU Electric Delivery Transition Bond Company, as issuer, and the Bank of New York, as Indenture Trustee.

ITEM 8.01. OTHER EVENTS.

On February 26, 2007, Fitch Ratings, Ltd. (Fitch) downgraded TXU Electric Delivery’s long-term debt ratings by one notch and Standard & Poor’s Rating Services (S&P) and Moody’s Investor Services, Inc. (Moody’s) warned that they might do the same. Despite the downgrade, TXU Electric Delivery’s senior unsecured debt is currently rated as investment grade by all of the rating agencies.

After giving effect to the action taken by Fitch, the current credit ratings by S&P, Moody’s and Fitch for TXU Electric Delivery, as of March 6, 2007, are as follows:

TXU Electric Delivery
(Senior Unsecured)
S&P	BBB-
Moody’s	Baa2
Fitch	BBB

Commercial paper issued by TXU Electric Delivery is rated P2 by Moody’s and F3 by Fitch and has not been rated by S&P. The Fitch rating reflects a one-notch downgrade in late February 2007.

A rating reflects only the view of a rating agency, and is not a recommendation to buy, sell or hold securities. Any rating can be revised upward or downward at any time by a rating agency if such rating agency decides that circumstances warrant such a change.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC

By:	/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Dated: March 7, 2007

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